Exhibit 23.e

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference of our report dated April 30, 2014, relating to the financial statements of Master Sistemas Automotivos Ltda. as of and for the year ended December 31, 2013, appearing in Item 15 of Amendment No. 2 to the Annual Report on Form 10-K of Meritor, Inc. for the year ended September 30, 2014 in the following Registration Statements:

Form	Registration No.	Purpose
S-3	333-200858	Registration of common stock, preferred stock, warrants, debt securities and guarantees
S-8	333-192458	Amended and Restated 2010 Long-Term Incentive Plan
S-8	333-171713	Amended 2010 Long-Term Incentive Plan
S-8	333-164333	2010 Long-Term Incentive Plan
S-8	333-141186	2007 Long-Term Incentive Plan
S-8	333-107913	Meritor, Inc. Savings Plan
S-8	333-123103	Meritor, Inc. Hourly Employees Savings Plan
S-8	333-49610	1997 Long-Term Incentives Plan
S-3	333-43116	Meritor, Inc. 1998 Stock Benefit Plan
S-3	333-43112	Meritor, Inc. Employee Stock Benefit Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan and 1998 Employee Stock Benefit Plan

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu Auditores Independentes
Porto Alegre, Brazil
June 17, 2015